UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                          --------------------------

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                          --------------------------

          Date of Report (Date of earliest event reported): February 23, 2004
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                            MARCONI CORPORATION PLC

            (Exact name of registrant as specified in its charter)

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England and Wales               33-12430                    xxx
 ----------------------------   ------------------------    -------------------
(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
     of incorporation)                                       Identification No.)


       New Century Park, PO Box 53,
       Coventry, CV3 1HJ

       ----------------------------------------          ----------
       (Address of principal executive offices)          (Zip Code)


       Registrant's telephone number, including area code:


              ---------------------------------------------------
       (Former name or former address, if changed since last report)



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Item No. 5     Press release dated 23 February, 2004 - Re Junior Notes

Press enquiries:
Joe Kelly,   tel: 0207 306 1771; email: joe.kelly@marconi.com
David Beck, tel: 0207 306 1490; email: david.beck@marconi.com

Investor enquiries:
Heather Green, tel: 0207 306 1735; email: heather.green@marconi.com



                            MARCONI CORPORATION PLC

                 MARCONI PROVIDES NOTICE OF FINAL REDEMPTION OF
                  10% GUARANTEED JUNIOR SECURED NOTES DUE 2008
                             CUSIP No. : G58129AD2
                            ISIN No. : XS0166109768


   - $157.2 million (approximately GBP84.5 million) Junior Notes to be redeemed at 110%

   - Reduces principal amount of Junior Notes to zero

London - 23 February 2004 - Marconi Corporation plc (LSE: MONI; NASDAQ: MRCIY) announces today that it has given notice to the owners of its Junior Notes pursuant to Section 3.02 of the Indenture dated as of 19 May 2003 (the Indenture) made between the Company, the guarantors named therein and JP Morgan Chase Bank (the Trustee) that pursuant to Section 3.08 of the Indenture $157.2 million (approximately GBP84.5 million) aggregate principal amount of Securities (the Redemption Securities) will be redeemed on 8 March 2004 (the Redemption
Date).

The redemption price (the Redemption Price) shall be 110.0% of the principal amount of the Redemption Securities redeemed plus 38 days accrued interest to the Redemption Date.

This mandatory partial redemption has resulted from the previously announced disposal of the Group's North American Access business.

The paying agent with respect to the Redemption Securities is:

The Bank of New York
One Canada Square
London E14 5AL
England
Attention: Corporate Trust Office.

Any queries in respect of payment, pool factor or related matters should be directed to Emma Wilkes at Bank of New York on (+44) 20 7964 7662, who are the Registrar, the Depositary and the Paying Agent.

On the Redemption Date, the Redemption Price, together with accrued interest and any Additional Amounts (as described in the Indenture), will become due and payable. Unless the Company defaults in making the redemption payment, the Redemption Securities shall cease to bear interest from and after the Redemption Date. The Redemption Securities will be cancelled following redemption by the Company.

As previously announced on 2 February 2004, Marconi has now cancelled the Notes that it had repurchased prior to that date and as a result of this, the original issue amount has reduced from $486.7 million to $444.8 million. Accordingly, the amount to be redeemed per each US Dollar holding will be calculated on the basis of the $444.8 million total. The Notes repurchased on 17 February 2004 ($84.3 million of original principal, or $36.2 million after application of pool factor) will be redeemed and cancelled in accordance with the terms of this final redemption.

A separate Notice of Partial Redemption will be issued to the holders of the Group's Senior Notes.

(Exchange rate, GBP1 = USD 1.86)

ENDS/...

About Marconi Corporation plc

Marconi Corporation plc is a global telecommunications equipment, services and solutions company. The company's core business is the provision of innovative and reliable optical networks, broadband routing and switching and broadband access technologies and services. The company's customer base includes many of the world's largest telecommunications operators.

The company is listed on the London Stock Exchange under the symbol MONI and on the Nasdaq under the symbol MRCIY.
Additional information about Marconi Corporation can be found at www.marconi.com.

Copyright (c) 2004 Marconi Corporation plc. All rights reserved. All brands or product names are trademarks of their respective holders.

This document contains certain statements that are not historical facts, including statements about Marconi's expectations and beliefs and statements with respect to its business plan and other objectives. Such statements are forward-looking statements. These statements typically contain words such as "intends", "expects", "anticipates", "estimates" and words of similar import. Undue reliance should not be placed on such statements, which are based on Marconi's current plans, estimates, projections and assumptions. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances which may occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. These factors include, but are not limited to future revenues being lower than expected; increasing competitive pressures within the industry; general economic conditions or conditions affecting the relevant industries, both domestically and internationally, being less favourable than expected. Marconi has identified some important factors that may cause such differences in the Company's Form 20-F annual report for year ended 31 March 2003 and Form 6-K report for the quarter ended 30 June 2003 and Form 10-Q for the quarter ended 30 September 2003 filed with the US Securities and Exchange Commission. Marconi disclaims any obligation to publicly update or revise these forward-looking statements, whether to reflect new information or future events or circumstances or otherwise.


                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       MARCONI CORPORATION PLC



                                       By:     ____M Skelly____

                                       Name:   M Skelly
                                       Title:  Company Secretary


Date: February 23, 2004